UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2023

GEX MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Texas	001-38288	56-2428818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3662 W Camp Wisdom Rd, Dallas, Texas	75237
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (877) 210-4396

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GXXM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 24, 2023, the Board of Directors resolved to file additional disclosures related to a convertible note transaction executed in Q4 2021, in order to satisfy certain covenant requirements related to the note. On November 16, 2021, GEX Management, Inc. (the “Company” or “Registrant”), in the ordinary course of its business and pursuant to its ongoing plan of operations to fund its business by the use of convertible note transactions, entered into a Securities Purchase Agreement (“SPA”) with BHP Capital NY, Inc., an institutional investor and the Lead Investor (“BHP”) dated November 16, 2021.

Pursuant to the terms of the SPA, the Company issued and sold to BHP an 12% Senior Convertible Note dated November 16, 2021 in the principal amount of $155,000 (the “Note”), due and payable on November 16, 2022.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2023	GEX Management, Inc

	By:	/s/ Sri Vanamali
Sri Vanamali
Chief Executive Officer